UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 19, 2020

PZENA INVESTMENT MANAGEMENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33761	20-8999751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

320 Park Avenue, New York, New York	10022
(Address of Principal Executive Offices)	Zip Code

Registrant’s Telephone Number, Including Area Code: (212) 355-1600

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Annual Meeting of Stockholders of Pzena Investment Management, Inc. was held on May 19, 2020. At that meeting, the stockholders considered and acted upon the following proposals:

Proposal 1: Election of Directors. By the vote reflected below, the stockholders elected the following individuals as directors to hold office until the 2021 Annual Meeting of Stockholders of the Company:

Director	Class A Shares “For”	Class B Shares “For”	Class A Shares “Withheld”	Class B Shares “Withheld”
Richard S. Pzena	10,243,614	228,487,410	838,478	0
John P. Goetz	10,048,201	228,487,410	1,033,891	0
William L. Lipsey	10,049,151	228,487,410	1,032,941	0
Steven M. Galbraith	8,812,381	228,487,410	2,269,711	0
Joel M. Greenblatt	8,811,631	228,487,410	2,270,461	0
Richard P. Meyerowich	8,812,272	228,487,410	2,269,820	0
Charles D. Johnston	5,329,187	228,487,410	5,752,905	0

Proposal 2: Ratification of Independent Auditors. The stockholders voted to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the Company for its fiscal year ending December 31, 2020. Voting was as follows:

	FOR	AGAINST	ABSTAIN
Class A common stock	13,553,412	19,842	7,120
Class B common stock	228,487,410	—	—

Proposal 3: Advisory Vote Approving Executive Compensation. By the vote reflected below, the stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, including the compensation tables, and the related narrative disclosure as set forth in the Company’s 2020 Proxy Statement:

	FOR	AGAINST	ABSTAIN
Class A common stock	7,903,609	3,164,354	14,129
Class B common stock	228,487,410	—	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PZENA INVESTMENT MANAGEMENT, INC.

Dated: May 21, 2020	By:	/s/ Joan Berger
	Name:	Joan Berger
	Title:	General Counsel